                                                                     EXHIBIT 3.1

                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "UAG MENTOR ACQUISITION, LLC", FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF AUGUST, A.D. 2000, AT 9 O'CLOCK A.M.







                            [STATE OF DELAWARE SEAL]
                                                       /S/ EDWARD J. FREEL
                                                     ----------------------
                                                     EDWARD J. FREEL,
                                                     SECRETARY OF STATE


3277598  8100                                          AUTHENTICATION: 0631726

001423590                                                        DATE: 08-22-00

                            CERTIFICATE OF FORMATION

                                       OF

                          UAG MENTOR ACQUISITION, LLC

         1. The name of the limited liability company is UAG Mentor Acquisition, LLC.

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of UAG Mentor Acquisition, LLC this 22nd day of August, 2000.

                                        /s/ Margaret M. Feher
                                        -------------------------------
                                        Margaret M. Feher, Organizer

                                        -------------------------------

                                        -------------------------------